                                                                    EXHIBIT 10.9

                        SEVERANCE AGREEMENT AND RELEASE
                        -------------------------------


     This Severance Agreement and Release (this "Agreement") is entered into as of July 16, 1995 between Scott Paper Company, a Pennsylvania corporation ("Scott"), Kimberly-Clark Corporation, a Delaware Corporation ("Kimberly-Clark"), and John P. Murtagh (the "Executive").

     WHEREAS, Executive is presently an officer of, and is presently employed by Scott in the capacity of Senior Vice President-General Counsel and Secretary;

     WHEREAS, Kimberly-Clark, Rifle Merger Co. and Scott have entered into an Agreement and Plan of Merger dated as of July 16, 1995 (the "Merger Agreement"), pursuant to which Rifle Merger Co. will merge with and into Scott and Scott will thereby become a wholly-owned subsidiary of Kimberly-Clark;

     WHEREAS, as of the Effective Time of the Merger (as such terms are defined in the Merger Agreement), the Executive will cease to be an officer and employee of Scott;

     WHEREAS, the parties hereto have entered into a Noncompetition Agreement, a Restricted Stock Exchange Agreement, a Rescission Agreement and a Stock Option Exchange Agreement (the "Other Agreements") as of the date hereof;

     WHEREAS, Scott and the Executive desire to make appropriate arrangements for the severance of the Executive from Scott and the release by the Executive of any and all outstanding claims he may have against Scott;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, Scott and the Executive hereby agree as follows:

      1.  Voluntary Act.  The Executive hereby represents to Scott that this
          -------------
Agreement is entered into voluntarily, and with a full understanding of and agreement with its terms, for the purpose of receiving additional benefits from Scott and releasing all claims the Executive may have against Scott and Kimberly-Clark.

      2.  Cessation of Employment.  The Executive's employment with Scott will
          -----------------------
cease as of the Effective Time of the Merger.

      3.  Additional Benefits.  In consideration of the
          -------------------
Executive's representations and releases in this Agreement, Scott will pay to the Executive, at the Effective Time of the Merger, the sum of $595,000, plus the difference between $428,000 and the amount of Termination Bonus paid to the Executive under the letter of employment between the Executive and Scott dated June 30, 1994, to assist the Executive in making the transition from his current position to future employment. These benefits are in addition to the Executive's entitlements under other applicable employee benefit plans of Scott and compensation for services rendered.

      4.  Agreements and Acknowledgment.  In consideration of the additional
          -----------------------------
benefits provided in Section 3 above, and effective as of the Effective Time of the Merger, the Executive hereby releases and forever discharges Scott and Kimberly-Clark, their officers, directors, agents, and employees of and from all actions, causes of action, suits, debts, contracts, promises, damages, claims and demands, whether known or unknown, asserted or unasserted, including, without limitation, all rights or claims under the Age Discrimination in Employment Act, which he or his heirs or assignee, ever had, may have in the future, or now have, or which his heirs, executors, administrators and assigns hereafter can, shall or may have, against Scott or Kimberly-Clark, their officers, directors, agents and employees; provided, however, that nothing contained herein shall relieve Scott or Kimberly-Clark from any obligation under
(i) this Agreement; (ii) any employee benefit plan, stock option plan or the like that the officer is a participant in or entitled to the benefits of; (iii) compensation for services previously provided; or (iv) the Other Agreements.

      5.  Consultation with Attorney.  The Executive represents that he was
          --------------------------
advised to consult with an attorney before signing this Agreement, and that he has consulted with an attorney and/or other persons to the extent the Executive desired to do so before signing this Agreement.

      6.  No Representations or Inducements.  The Executive agrees that no
          ---------------------------------
promises, representations or inducements have been made which caused the Executive to sign this Agreement other than those expressly set forth above.

      7.  Successors; Binding Agreement.  This Agreement shall inure to the
          -----------------------------
benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees, and by Scott, and their respective successors and assigns.

      8.  Notices.  All notices and other communications required or permitted
          -------
under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed (a) if to the Executive, to the Executive's address set forth in the records of the Company, or if to Scott or Kimberly-Clark, to Wayne R. Sanders, Chairman of the Board and Chief Executive Officer, 351 Phelps Drive, Irving, Texas 75038, with a copy to O. George Everbach, Senior Vice President - Law and Government Affairs, 351 Phelps Drive, Irving, Texas 75038, or (b) to such other address as either party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      9.  Guaranty.  Kimberly-Clark hereby guarantees the payment of all amounts
          --------
payable by Scott pursuant to this Agreement.

      10.  Governing Law; Validity.  The interpretation, construction and
           -----------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the applicable principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

     11.  Review Period.  Executive represents that he was given at least forty-
          -------------
five (45) days to consider the terms of this Agreement.

     12.  Revocation.  Executive has seven (7) days from the signing of this
          ----------
Agreement to revoke this Agreement. If Executive does not revoke this Agreement within seven (7) days of the date of this Agreement, this Agreement will become final and binding.

     13.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     14.  Miscellaneous.  No provision of this Agreement may be modified or
          -------------
waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of Scott. No waiver by either party hereto at any time of any breach by the other party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Executive or Scott to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive or Scott may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

     15.  Effectiveness.  The provisions of Section 2, 3 and 4 hereof shall be
          -------------
effective only upon the Effective Time of the Merger and shall be null and void if the Merger is not consummated.

     IN WITNESS WHEREOF, each of Scott and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                                        Scott Paper Company


                                        By_________________________________


                                        Kimberly-Clark Corporation


                                        By________________________________


                                        Executive


                                        __________________________________
                                        John P. Murtagh